UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2022

Code Chain New Continent Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1678 Jinshajiang Road

Building No. 6, Room 901

Shanghai, China 200062

(Address of Principal Executive Offices) (Zip code)

+86-021-32583578

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CCNC	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2022, Mr. Tianxiang Zhu tendered his resignation as the Chief Operating Officer and a director of Code Chain New Continent Limited (the “Company”), effective November 10, 2022. The resignation of Mr. Tianxiang Zhu was not a result of any disagreement with the Company’s operations, policies or procedures.

On November 10, 2022, Mr. Chengwei Mo tendered his resignation as a director, the Chair of the Audit Committee, and a member of the Nominating and Corporate Governance Committee and the Compensation Committee of the Company, effective November 10, 2022. The resignation of Mr. Chengwei Mo was not a result of any disagreement with the Company’s operations, policies or procedures.

On November 10, 2022, the Board of Directors appointed Ms. Jing Zhang, an existing director and a member of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee of the Company, as the Chair of the Audit Committee, effective November 10, 2022. The Board has determined that Ms. Zhang is independent within the meaning of Nasdaq Listing Rule 5605(a)(2) and meets the “audit committee financial expert” standards of the SEC for service on the Audit Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODE CHAIN NEW CONTINENT LIMITED

Date: November 10, 2022	By:	/s/ Hongxiang Yu
	Name:	Hongxiang Yu
	Title:	Chief Executive Officer, President and Chairman of the Board

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